Exhibit 5.1

2200 Ross Avenue, Suite 2800 Dallas, TX 75201 Telephone: 214-740-8000 Fax: 214-740-8800 www.lockelord.com

July 2, 2018

A. H. Belo Corporation

P.O. Box 224866

Dallas, Texas 75222-4866

Ladies and Gentlemen:

We are acting as counsel to A. H. Belo Corporation, a Texas corporation (the “Company”), in connection with the preparation of Post-Effective Amendment No. 1 (the “Amendment”) to Registration Statements on Form S-8 (File Nos. 333-148811, 333-180482 and 333-218601) (the “Registration Statements”) to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the adoption of the 2008 Plan and the 2017 Plan (each as defined below) by the Company, pursuant to Rule 414 of the Securities Act, as successor issuer of A. H. Belo Corporation, a Delaware corporation (the “Predecessor Company”). The Registration Statements, as amended by the Amendment, relate to certain shares of Series A Common Stock, par value $0.01 per share (the “Series A Common Stock”), of the Company and Series B Common Stock, par value $0.01 per share (the “Series B Common Stock” and together with the Series A Common Stock, the “Common Stock”), of the Company reserved for issuance to directors and employees of the Company (including its direct or indirect subsidiaries) under the 2008 Plan and the 2017 Plan (collectively, the “Plans”). In this connection you have requested our opinion as to certain matters of Texas law.

For the purpose of rendering our opinion as expressed herein, we have been furnished and have reviewed the following documents:

(i)    the Certificate of Formation of the Company, as filed with the Secretary of State of the State of Texas on February 15, 2018, and the Certificate of Correction, as filed with the Secretary of State of the State of Texas on April 11, 2018 (collectively, “Certificate of Formation”);

(ii)    the Bylaws of the Company in effect since February 15, 2018 (the “Bylaws”);

(iii)    the Agreement and Plan of Merger dated as of April 23, 2018, by and between the Predecessor Company and the Company;

(iv)    the resolutions of the Company’s Board of Directors adopted at its meeting dated March 1, 2018 and May 16, 2018;

(v)    the written consent of the sole shareholder of the Company dated March 1, 2018;

(vi)    the Certificate of Merger, as filed with the Secretary of State of the State of Delaware, on June 29, 2018;

(vii)    the Certificate of Merger, as filed with the Secretary of State of the State of Texas, on June 29, 2018;

A. H. Belo Corporation

July 2, 2018

(viii)    the 2008 Incentive Compensation Plan, as adopted by the Board of Directors of the Predecessor Company (the “Predecessor Board”) on January 11, 2008, as further amended July 23, 2008 (the “2008 Plan”);

(ix)    the 2017 Incentive Compensation Plan (the “2017 Plan”), as adopted by the Predecessor Board on March 2, 2017;

(x)    a certificate of an officer of the Company, dated on or about the date hereof, as to certain matters;

(xi)    the resolutions of the Predecessor Board adopted at its meetings dated January 11, 2008, July 23, 2008, March 8, 2012 and March 2, 2017;

(xii)    a certificate of the Secretary of State of the State of Texas, dated on or about the date hereof, as to the existence of the Company; and

(xiii)    a certificate of the Comptroller of Public Accounts of the State of Texas, dated on or about the date hereof, as to the good standing of the Company.

With respect to the foregoing documents, we have assumed: (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; and (d) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinion as expressed herein. We have not reviewed any document other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. In addition, we have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents furnished for our review as listed above, the statements of facts and factual information set forth in said documents, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

In addition to the foregoing, for purposes of rendering our opinion as expressed herein, we have assumed: (i) that prior to the grant or issuance of any Award (as defined in the Plans) pursuant to the Plans, the Board of Directors of the Company (the “Board”) or the duly constituted Compensation Committee of the Board (or a subcommittee thereof) will have duly and validly authorized such grant or issuance, as the case may be, and all Awards granted or issued under the Plans have been or will be validly granted or issued in accordance with the provisions of the relevant Plan; (ii) the Company has received, or prior to the issuance thereof will receive, consideration in the form of cash, services rendered, personal property, real property, leases of real property or any combination thereof having a value of not less than the aggregate par value of the shares of Common Stock issued or issuable pursuant to any Award granted or issued pursuant to the Plans; (iii) that prior to the issuance of any shares of Common Stock issued or issuable under any Award pursuant to the Plans, the terms and conditions of any such Award shall have been complied with and any limitations or restrictions on the issuance of such shares shall have lapsed, been waived, satisfied or otherwise ceased to be applicable to the issuance of such shares; (iv) that stock certificates representing the shares of Common Stock issued pursuant to any Award granted or issued under the Plans will be duly completed, executed and delivered by duly authorized officers of the Company to reflect the issuances of such shares or, if such shares are to be uncertificated, then, within a reasonable time after issuance of such shares, a duly authorized officer of the Company will send to the record owner thereof a written notice in the form and in the manner required by Section 3.205 of the Texas Business Organizations Code (the “TBOC”); (v) that the issuances of the shares of Common Stock pursuant to any Award granted or issued pursuant to the Plans will be duly recorded in the stock ledger of the Company at the time of such issuance; (vi) that the Company has, and at all relevant times will have, a sufficient number of authorized but unissued shares of Common Stock not otherwise reserved for issuance available for issuance pursuant to any Award granted or issued pursuant to the Plans; (vii) that none of the shares of Common Stock issued pursuant to any Award granted or issued pursuant to the Plans will be issued to an “affiliated shareholder” of the Company (as defined in § 21.602 of the TBOC) for purposes of § 21.604

A. H. Belo Corporation

July 2, 2018

of the TBOC, except as permitted under and effected in accordance with § 21.606 of the TBOC; and (viii) that none of the shares of Common Stock issued pursuant to any Award granted or issued pursuant to the Plans will be issued without compliance with the provisions of the Certificate of Formation.

Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate to render our opinion as expressed herein, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that the shares of Common Stock reserved for issuance pursuant to the Plans, when issued by the Company in accordance with the relevant Plan and any Awards granted or issued thereunder, will be duly authorized, validly issued, fully paid and non-assessable under the TBOC.

The foregoing opinion is subject to the following limitations, exceptions and qualifications:

We are admitted to practice law in the State of Texas and the foregoing opinion is limited to the TBOC as currently in effect. We have not considered and express no opinion on the effect of the laws of any other state or jurisdiction.

The foregoing opinion is rendered solely for your benefit in connection with the matters addressed herein and, without our prior written consent, may not be relied upon by you for any other purpose or be furnished or quoted to, or be relied upon by, any other person or entity for any purpose. We consent to the filing of this opinion as Exhibit 5.1 to the Amendment to be filed by the Company with the Commission. By so consenting, we do not thereby admit that our firm’s consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. We undertake no duty to update or supplement this opinion for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

Very truly yours,

/s/ Locke Lord LLP

Locke Lord LLP